As filed with the Securities and Exchange Commission on November 25, 1998.
                                      Registration No. 333-_______


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-3
                     REGISTRATION STATEMENT
                             Under
                    THE SECURITIES ACT OF 1933

                       CHEMED CORPORATION
      (Exact name of registrant as specified in its charter)
      Delaware                                    31-0791746
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)
                          2600 Chemed Center
                        255 East Fifth Street
                      Cincinnati, Ohio 45202-4726
                           (513) 762-6900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Naomi C. Dallob
                     Vice President and Secretary
                         2600 Chemed Center
                        255 East Fifth Street
                     Cincinnati, Ohio 45202-4726
                          (513) 762-6900
                       Fax:  (513) 287-6216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copy to:
                       Clifford A. Roe, Jr., Esq.
                          Dinsmore & Shohl LLP
                           1900 Chemed Center
                          255 East Fifth Street
                         Cincinnati, Ohio  45202
                             (513) 977-8200
                           Fax:  (513) 977-8141

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                    CALCULATION OF REGISTRATION FEE

                                     Proposed           Proposed
Title of Each Class     Amount       Maximum            Maximum
of Securities to        to be        Offering Price     Aggregate            Amount of
be Registered           Registered   Per Share          Offering Price       Registration Fee

Capital Stock,          469,560(1)   31,531(2)          14,805,696.36(2)     4,486.58
par value $1.00
per share


(1)  This registration statement covers shares owned by certain selling stockholders which shares may be offered from time to time by the selling stockholders for a period ending on or before August 19, 1999.

(2)  Based upon the average of the high and low sale price of the Capital Stock as reported by the New York Stock Exchange on November 19, 1998, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of
     1933, as amended.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

/TABLE

PROSPECTUS
                                  469,560 Shares

                                 CHEMED CORPORATION

                                   Capital Stock
                                  ($1.00 par value)


The stockholders of Chemed Corporation listed in this prospectus under the title "Selling Stockholders" are offering for sale up to 469,560 shares of capital stock, par value $1.00 per share, of Chemed Corporation, pursuant to this prospectus. The selling stockholders may use this prospectus to sell their stock from time to time until August 19, 1999. Chemed will not receive any part of the proceeds from the sale of these shares of capital stock.

The selling stockholders may sell their shares of Chemed capital stock from time to time in one or more transactions on the New
York Stock Exchange at prevailing market prices or at privately negotiated prices.

Chemed's capital stock is listed on the New York Stock Exchange under the symbol "CHE". On November 19, 1998, the closing price of the capital stock on the New York Stock Exchange was $31.56 per share.


These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is November 25, 1998

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any state where the offer or sale is not permitted. The information presented in this prospectus is accurate only as of the date of this prospectus.


                      TABLE OF CONTENTS

                                                       Page

About Chemed                                           3

Selling Stockholders                                   3

Plan of Distribution                                   3

Use of Proceeds                                        4

Where You Can Find More Information                    4

Legal Matters                                          6

Experts                                                6

                            ABOUT CHEMED

Chemed is engaged in several different businesses including residential and industrial plumbing and sewer, drain and pipe-cleaning services through its wholly owned subsidiary, Roto-Rooter
Inc.; home healthcare services through its wholly owned subsidiary, Patient Care, Inc.; and major appliance and heating, ventilating and air conditioning repair through its wholly owned subsidiary, Service America Systems, Inc.

Chemed's executive offices are located at 2600 Chemed Center, 255
East Fifth Street, Cincinnati, Ohio 45202-4726, and its telephone number is (513) 762-6900.

On November 12 and 19, 1998, Chemed closed its acquisitions of Starburst, Inc. and Sure Flow, Inc. While these acquisitions are not significant to Chemed's financial position or results of operations, the Chemed capital stock issued pursuant to these transactions is the stock covered by this prospectus.

                        SELLING STOCKHOLDERS

The following table sets forth certain information as of the date of this prospectus with respect to ownership of Chemed capital stock by the selling stockholders and as adjusted to give effect to the sale of the shares offered by this prospectus. All of the shares being offered by the selling stockholders were acquired by them as a result of (i) Chemed's acquisition of Starburst, Inc. and (ii) Chemed's acquisition of Sure Flow, Inc. Chemed is registering the shares to permit public secondary trading in the shares. The selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution."

                 #of Shares   #of Shares #of Shares   %of Shares
                 Owned        Being      Owned        Owned
Name of Selling  Before the   Offered    After the    After the
Stockholder      Offering     For Sale   Offering     Offering

Gay Florida
Family Limited
Partnership      150,247      150,247      -0-          *

Gay Austin
Family Limited
Partnership      150,247      150,247      -0-          *

Jack E. King     107,426      107,426      -0-          *

Linda S. King     61,640       61,640      -0-          *

  * Less than one percent (1%) of the outstanding capital stock of Chemed.

                        PLAN OF DISTRIBUTION

The selling stockholders have not advised Chemed of any specific plans for distributing their Chemed capital stock covered by this prospectus. The selling stockholders have agreed that they will not sell any Chemed capital stock until an earnings statement covering thirty (30) days of the combined operating results of Chemed, Starburst, Inc., and Sure Flow, Inc., respectively, has been publicly disseminated. The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell the shares from time to time in one or more transactions on the New York Stock Exchange (which may involve block transactions), in special offerings, in negotiated transactions, or otherwise. Such sales may be made at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 might be sold under the terms of such rule rather than pursuant to this prospectus.

The selling stockholders may use brokers or dealers to sell their shares. If this happens, such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts negotiated immediately prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and their commissions or discounts and other compensation may be deemed underwriters' compensation.

If a selling stockholder notifies Chemed of any material arrangement that it has entered into with a broker or dealer for selling shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, Chemed will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933. In that supplemented prospectus, Chemed will disclose:

        *  the name of each such broker-dealer;
        *  the number of shares involved;
        *  the price at which such shares were sold;
        * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
        * that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by referenced in this prospectus, as supplemented; and
        *  any other facts material to the transaction.

This registration statement will remain effective until the earlier of (i) the date on which all of the shares included in the registration statement have been distributed to the public, or
(ii) August 19, 1999.

Chemed will pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection with this prospectus. Each selling stockholder will pay its own legal and accounting fees and any other expenses incurred by the selling stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder selling such shares.

Chemed has agreed to indemnify the selling stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act of 1933. Each selling stockholder has agreed to indemnify Chemed, its directors and its officers who sign the registration statement, against certain liabilities, including liabilities arising under the Securities Act of 1933.


                       USE OF PROCEEDS

All net proceeds from the sale of the Chemed shares will go to the selling stockholders who offer and sell their shares. Accordingly, Chemed will not receive any proceeds from the sale of the shares by the selling stockholders.


            WHERE YOU CAN FIND ADDITIONAL INFORMATION

Chemed has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") that provides additional information about Chemed and the Chemed capital stock owned by the selling stockholders. This prospectus is part of that registration statement. This prospectus does not contain all of the information that is in that registration statement. For further information, please see the registration statement and the accompanying exhibits.

Chemed files annual, quarterly and special reports, proxy statements and other information with the SEC. You can obtain copies of any document Chemed files, including the registration statement on Form S-3, from the SEC upon payment of the prescribed charges, or you can read any such document free of charge at the SEC's offices. Reports and other information filed with the SEC can be examined and copied at the Public Reference Room of the SEC, Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 and at the Regional Offices of the SEC at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Two World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. The SEC also maintains a World Wide Web site at "http://www.sec.gov" from which users can view and download copies of documents electronically filed with the SEC. You may also obtain such materials and any other information about Chemed at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows Chemed to "incorporate by reference" the information Chemed files with them, which means that Chemed can disclose important information to you by referencing you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that Chemed files with the SEC will automatically update and supersede this information. Chemed incorporates by reference the documents listed below and any future filings Chemed makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the selling stockholders sell all of the shares or August 19, 1999, whichever occurs first.

        * Chemed's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        * Chemed's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and
           September 30, 1998.

        *  Chemed's Proxy Statement dated May 18, 1998.

        * The description of Chemed capital stock that is incorporated by reference in Chemed's registration statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                           Naomi C. Dallob
                     Vice President and Secretary
                          Chemed Corporation
                           2600 Chemed Center
                          255 East Fifth Street
                          Cincinnati, Ohio 45202
                             (513) 762-6946


                             LEGAL MATTERS

Certain legal matters with respect to the shares offered by this prospectus will be passed upon for Chemed by Naomi C. Dallob, Esq., Vice President and Secretary of Chemed. As of the date of this prospectus, Ms. Dallob owned 14,997 shares of Chemed capital stock and held options to purchase 14,000 additional shares of Chemed capital stock. Certain legal matters in connection with this offering of shares of Chemed capital stock will be passed upon for Chemed by Dinsmore & Shohl LLP, Cincinnati, Ohio.


                               EXPERTS

The consolidated balance sheets of Chemed and its subsidiaries as of December 31, 1997 and 1996, and the consolidated statement of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1997, incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 1997, have been so incorporated, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance and distribution of the securities being registered hereunder. All such expenses will be borne by Chemed.

SEC registration fees                               $4,486.58
Legal fees and expenses                             $  -0-
Accounting fees and expenses                        $  -0-
Miscellaneous                                       $  -0-

Total                                               $4,486.58


Item 15.  Indemnification of Directors and Officers

The Certificate of Incorporation and Bylaws of Chemed, and separate Indemnity Agreements, provide for the indemnification of each director and officer of Chemed in connection with any claim, action, suit or proceeding bought or threatened by reason of his position with Chemed. In addition, the Delaware General Corporation Law (the "DGCL") permits Chemed to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of the conduct specified in the DGCL.

Chemed has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to Chemed and its stockholders, in the amount of 50 million.


Item 16.  Exhibits

Each of the following exhibits is filed or incorporated by reference in this registration statement.

Exhibit
Number       Description of Exhibit

(5) and
(23.1) Opinion and consent of Dinsmore & Shohl LLP, counsel to the registrant

(23.2)       Consent of PricewaterhouseCoopers LLP

(24)         Powers of Attorney(a)


(a) A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this registration statement and other documents submitted in connection therewith is contained on the first page of the signature pages following Part II of this registration statement.

Item 17.  Undertakings

     (a) Rule 415 Offering. The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (h) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (i) Reliance on Rule 430A. The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, November 25, 1998.

                                  CHEMED CORPORATION


                                  /s/ Edward L. Hutton
                                  --------------------------
                                  By:  Edward L. Hutton
                                  Chairman and Chief Executive
                                  Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                Date


/s/ Edward L. Hutton   Chairman and Chief Executive  November 25,
--------------------   Officer and a Director        1998
Edward L. Hutton       (Principal Executive Officer)


/s/ Timothy S. O'Toole Executive Vice President      November 25,
---------------------  and Treasurer and a Director  1998
Timothy S. O'Toole     (Principal Financial Officer)


/s/Arthur V. Tucker, Jr. Vice President and          November 25,
---------------------    Controller (Principal       1998
Arthur V. Tucker, Jr.    Accounting Officer)

DIRECTORS:
James H. Devlin*             Walter L. Krebs*
Charles H. Erhart, Jr.*      Sandra E. Laney*
Joel F. Gemunder*            Kevin J. McNamara*
Lawrence J. Gillis*          John M. Mount*
Patrick P. Grace*            Donald E. Saunders*
Thomas C. Hutton *           Paul C. Voet*
                             George J. Walsh III*

/s/ Naomi C. Dallob      Vice President and          November 25
---------------------    Secretary                   1998
Naomi C. Dallob


*Naomi C. Dallob signing her name hereto does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed with the Securities and Exchange Commission.


                                 /s/ Naomi C. Dallob
                                 ---------------------------------
                                 Naomi C. Dallob, Attorney-in-Fact

                         Exhibits 5 and 23.1




Clifford A. Roe, Jr.
(513) 977-8227

                                    November 24, 1998


Chemed Corporation
2600 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202-4726

Ladies and Gentlemen:

     This opinion is rendered for use in connection with the Registration Statement on Form S-3, prescribed pursuant to the Securities Act of 1933, as amended, to be filed by Chemed Corporation (the "Company") with the Securities and Exchange Commission on or about November 25, 1998, under which 469,560 shares of capital stock, par value $1.00 per share, of the Company ("Capital Stock") are to be registered.

     We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

     As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Certificate of Incorporation and Bylaws of the Company and the record of proceedings of the stockholders and directors of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

     2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, such 469,560 shares of Capital Stock will be legally and validly issued and outstanding, fully paid and nonassessable.

                             Very truly yours,

                             DINSMORE & SHOHL LLP


                            /s/ Clifford A. Roe, Jr.
                            ------------------------------
                            Clifford A. Roe, Jr.

                                                  EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Chemed Corporation of our report dated February 2, 1998 appearing on page 15 of the 1997 Annual Report to Stockholders which is incorporated by reference in Chemed Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference to our report on the Financial Statement Schedule which appears on page S-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Cincinnati, Ohio
November 24, 1998

                        EXHIBIT 24


                   POWER OF ATTORNEY


     The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 7, 1998


                            /s/ Edward L. Hutton
                            ---------------------------
                            Edward L. Hutton
                    POWER OF ATTORNEY


     The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 12, 1998

                            /s/ James H. Devlin
                            ---------------------------
                            James H. Devlin

                   POWER OF ATTORNEY


     The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 7, 1998


                            /s/ Charles H. Erhart, Jr.
                            ---------------------------
                            Charles H. Erhart, Jr.

                 POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 16, 1998

                            /s/ Joel F. Gemunder
                            ---------------------------
                            Joel F. Gemunder

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 3, 1998

                            /s/ Lawrence J. Gillis
                            ---------------------------
                            Lawrence J. Gillis

                     POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 17, 1998

                            /s/ Patrick P. Grace
                            ---------------------------
                            Patrick P. Grace

                     POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 17, 1998

                            /s/ Thomas C. Hutton
                            ---------------------------
                            Thomas C. Hutton

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 23, 1998

                            /s/ Walter L. Krebs
                            ---------------------------
                            Walter L. Krebs

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 3, 1998

                            /s/ Sandra E. Laney
                            ---------------------------
                            Sandra E. Laney

                     POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 3, 1998


                            /s/ Kevin J. McNamara
                            ---------------------------
                            Kevin J. McNamara

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 23, 1998

                            /s/ John M. Mount
                            ---------------------------
                            John M. Mount

                     POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 19, 1998


                            /s/ Timothy S. O'Toole
                            ---------------------------
                            Timothy S. O'Toole

                       POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 6, 1998


                            /s/ Donald E. Saunders
                            ---------------------------
                            Donald E. Saunders

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 12, 1998


                            /s/ Paul C. Voet
                            ---------------------------
                            Paul C. Voet

                    POWER OF ATTORNEY


The undersigned director of Chemed Corporation, a Delaware corporation ("Company"), hereby appoints Edward L. Hutton, Kevin
J. McNamara and Naomi C. Dallob as his or her true and lawful attorneys-in-fact for the purpose of signing a Registration Statement on Form S-3, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission in connection with the acquisitions of Starburst, Inc. and Sure Flow, Inc. in which the purchase prices are paid in the Company's Capital Stock. Each of such attorneys-in-fact is appointed with full power to act without the others.

Dated: November 9, 1998


                            /s/ George J. Walsh III
                            ---------------------------
                            George J. Walsh III